Exhibit 1.1

NEXPOINT REAL ESTATE, INC.

Shares of Common Stock

(Par Value $0.01 per share)

Shares of 8.50% Series A Cumulative Redeemable Preferred Stock

(Par Value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

Dated: March [●], 2022

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ii

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Officers’ Certificates
Exhibit E	–	Form of Corporate Opinion and Negative Assurance Letter of Winston & Strawn LLP
Exhibit F	–	Form of Tax Opinion of Winston & Strawn LLP
Exhibit G	–	Form of Opinion of Ballard Spahr LLP
Exhibit H	–	Permitted Free Writing Prospectus

iii

NexPoint Real Estate Finance, Inc.
(a Maryland corporation)

Shares of Common Stock

(Par Value $0.01 Per Share)

Shares of 8.50% Series A Cumulative Redeemable Preferred Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

March [●], 2022

[NAME]

[STREET ADDRESS]

[CITY, STATE ZIP]

As Manager

Ladies and Gentlemen:

NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), which is externally managed and advised by NexPoint Real Estate Advisors VII, L.P., a Delaware limited partnership (the “Adviser”), and NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with [NAME], in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Securities (as defined below) hereunder (the “Manager”), as follows:

SECTION 1	DESCRIPTION OF SECURITIES.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and shares of 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock,”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Manager will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-263300), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Manager, for use by the Manager, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto initially became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Manager outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Securities sold during such period.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 14.

“Engagement Letter” means that certain letter agreement, dated as of September 2, 2020, provided to the counsel of the Manager prior to the date hereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that specifies that it relates to an “Issuance” and requires the Manager to use commercially reasonable efforts to sell the Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to the Manager for use in connection with the offering of the Securities.

“Loan and Security Agreements” means, collectively, that certain Loan and Security Agreement, dated as of July 12, 2019, by and between NexPoint WLIF I Borrower, LLC, NexPoint WLIF II Borrower, LLC, and NexPoint WLIF III Borrower, LLC, as borrower, and Federal Home Loan Mortgage Corporation, as lender and that certain Loan and Security Agreement, dated as of October 20, 2020, by and between NREF Mezz I Borrower, LLC, as borrower, and Home Loan Mortgage Corporation, as lender, each as amended to date.

“NYSE” means The New York Stock Exchange.

“Representative” means Raymond James & Associates, Inc. acting as the representative of the Manager and Alternative Managers.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Issuance hereunder, the actual sale execution price of each Security sold by the Manager on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities” means all shares of Common Stock and Series A Preferred Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Securities” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Trading Day” means any day which is a trading day on the NYSE.

The Company will contribute the Net Proceeds (as defined in Section 7(b)) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Settlement Date (as defined in Section 7(b)), the Operating Partnership will issue to the Company common units of limited partnership interest in the Operating Partnership (“OP Units”) or 8.50% Series A Cumulative Redeemable Preferred Units of limited partnership interest in the Operating Partnership (“Series A Preferred Units”).

The Manager has been appointed by the Company as its agent to sell the Securities and agrees to use commercially reasonable efforts to sell the Securities offered by the Company upon the terms and subject to the conditions contained herein.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (each, an “Alternative Distribution Agreement” and, together with any other equity distribution agreement with respect to the Securities into which the Company and the Operating Partnership may enter, the “Alternative Distribution Agreements”), dated as of even date herewith, with [●]1 (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal thereunder, and, together with any other such agent and/or principal with which the Company and the Operating Partnership enter into an Alternative Distribution Agreement, an “Alternative Manager”), for the issuance and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

1 Alternative Managers to be listed.

SECTION 2	PLACEMENTS.

(a)    Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which the conditions set forth in Section 10 hereof have been satisfied, the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Manager containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify that it relates to an “Issuance” and include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b)    If the Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Manager set forth on Exhibit B setting forth the terms that the Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Manager set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Distribution Agreement. It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Manager and either (i) the Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)    No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; and no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with the Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold.

(d)    Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Manager pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Manager set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Manager set forth on Exhibit B.

SECTION 3	SALE OF SECURITIES.

(a)    Subject to the provisions of Sections 2(b) and 7(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Securities hereunder setting forth the number of Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Manager pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Manager (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as agent, in connection with the sale of the Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as principal, in connection with the sale of the Securities shall be as separately agreed among the parties hereto at the time of any such sales.

(b)    The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Securities or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions.

(c)    Notwithstanding anything to the contrary herein, the Manager shall not sell shares of Series A Preferred Stock at a price higher than the Series A Maximum Price. For the purposes hereof, the “Series A Maximum Price” shall mean: (a) through July 24, 2024, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until July 24, 2025 remaining at the date of sale multiplied by (y) 0.0025; and (b) on July 25, 2024 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

SECTION 4	SUSPENSION OF SALES.

The Company or the Manager may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Distribution Agreement. The Company agrees that no such notice under this Section 4 shall be effective against the Manager unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. The Manager agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Manager to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

SECTION 5	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to the Manager as of the date hereof and as of each Representation Date (as defined below) on which certificates are required to be delivered pursuant to Section 8(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Manager, as follows:

(a)    The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission.

(b)    At the time of initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reported filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, on the date hereof and on each Representation Date, as of each Applicable Time and as of each Settlement Date, the Company was not, is not and will not be (as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer)) in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act.

(c)    The Registration Statement and the Prospectus, when filed and as of their respective dates, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copies thereof delivered to the Manager for use in connection with the offer and sale of the Securities. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)    The Registration Statement did not as of its effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Manager specifically for inclusion therein.

(e)    Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f)    The Prospectus will not, as of its date and on each Representation Date, as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Manager specifically for inclusion therein.

(g)    Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Manager. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(i)    The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Manager has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE.

(j)    The capitalization of the Company is as set forth in the Registration Statement and the Prospectus. All the outstanding shares of capital stock of the Company have been, and as of each Settlement Date, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights, except as set forth in the Registration Statement and the Prospectus; except as described in the Registration Statement and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(k)    Each of the Company, the Operating Partnership and their subsidiaries is duly formed or organized and validly existing as a corporation, limited liability company, limited partnership or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, business, properties, assets, net worth, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries, taken as a whole (financial or otherwise) (a “Material Adverse Effect”).

(l)    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(m)    The Securities to be purchased by the Manager pursuant to this Agreement have been duly authorized for issuance, sale and delivery and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable,  free and clear of any pledge, lien, encumbrance, security interest or other claim, and except as disclosed in the Registration Statement and the Prospectus, the issuance of such Securities will not be subject to any preemptive, co-sale right, registration right, right of first refusal or similar rights.

(n)    All of the issued and outstanding shares of capital stock of the Company: (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws.

(o)    All of the issued and outstanding OP Units and the Series A Preferred Units have been duly authorized for issuance by the Operating Partnership and its general partner and validly issued. The terms of the OP Units and the Series A Preferred Units conform in all material respects to the descriptions related thereto in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus: (i) no OP Units or Series A Preferred Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units or Series A Preferred Stock and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units, Series A Preferred Units or any other securities of the Operating Partnership. Any prior offers and sales of the OP Units and Series A Preferred Units described in the Registration Statement and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and blue sky laws. None of the OP Units or Series A Preferred Units were issued in violation of the preemptive or other similar rights of any holder of the Operating Partnership.

(p)    The shares of Common Stock initially issuable upon conversion of the Series A Preferred Stock have been duly authorized and, when issued upon conversion of the Series A Preferred Stock in accordance with the terms of the Articles Supplementary to the Company’s charter setting forth the terms of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to or in violation of any preemptive or similar rights. The Board of Directors of the Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

(q)    With respect to stock options, share awards (including restricted common stock and restricted stock units), stock appreciation rights, dividend equivalent rights, performance awards, annual incentive cash awards and/or other equity-based awards (the “Equity Incentive Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including without limitation the Company’s 2020 Long Term Incentive Plan (the “Company Stock Plans”), (i) each Equity Incentive Award intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of an Equity Incentive Award was duly authorized no later than the date on which the grant of such Equity Incentive Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Securities Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States applied on a consistent basis in the financial statements (including the related notes) of the Company and disclosed in filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Incentive Awards prior to, or otherwise coordinating the grant of Equity Incentive Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(r)    All of the issued and outstanding units (“Subsidiary OP Units”) of NREF OP I, LP, NREF OP II, LP and NREF OP IV, LP (collectively, the “Subsidiary Partnerships”) have been duly authorized for issuance by the Subsidiary Partnerships and their general partner and validly issued. The terms of the Subsidiary OP Units conform in all material respects to the descriptions related thereto in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus: (i) no Subsidiary OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Subsidiary OP Units and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Subsidiary OP Units or any other securities of the Subsidiary Partnerships. Any prior offers and sales of the Subsidiary OP Units described in the Registration Statement and the Prospectus, have been offered and sold in transactions exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder and applicable state securities, real estate syndication and blue sky laws. None of the Subsidiary OP Units were issued in violation of the preemptive or other similar rights of any holder of the Subsidiary Partnerships.

(s)    There are no legal or governmental proceedings pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against the Company, the Operating Partnership or their subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company and the Operating Partnership, threatened, against or involving the Company, the Operating Partnership or their subsidiaries, which might individually or in the aggregate reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement, nor to the knowledge of the Company and the Operating Partnership, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Partnership or any of their subsidiaries is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable subsidiary, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable subsidiary and are enforceable against the Company, the Operating Partnership or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. None of the Company, the Operating Partnership or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company, the Operating Partnership or the applicable subsidiary under any of such contracts.

(t)    None of the Company, the Operating Partnership or any of their subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Partnership or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except for such events of default which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)    The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company.

(v)    The Operating Partnership’s execution and delivery of this Agreement and the performance by the Operating Partnership of its obligations under this Agreement have been duly and validly authorized by the Operating Partnership and this Agreement has been duly executed and delivered by the Operating Partnership.

(w)    The Company’s execution and delivery of each of the Management Agreement, dated February 6, 2020 between the Company and the Adviser (the “Management Agreement”), the First Amendment thereto, dated as of July 17, 2020 between the Company and the Adviser and the Second Amendment thereto, dates as of November 3, 2021 between the Company and the Adviser (collectively, the “Amended Management Agreement”), and the performance by the Company of its obligations under the Amended Management Agreement have been duly and validly authorized by the Company and the Amended Management Agreement has been duly executed and delivered by the Company. The Amended Management Agreement remains in full force and effect and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(x)    None of the issuance and sale of the Securities by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act, the listing of the Securities for trading on the NYSE, and compliance with the securities or blue sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for clearance by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s articles of incorporation or the Company’s bylaws or the certificate of formation or limited partnership agreement of the Operating Partnership, (iii) constitutes or will constitute a breach of, or a default under, any agreement, contract, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of its properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (i), (iii), (iv) and (v), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.

(y)    Except as described in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries has outstanding, and at each Settlement Date, will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock or any such warrants or convertible securities or obligations other than equity awards granted pursuant to the Company’s 2020 Long Term Incentive Plan, OP Units and Subsidiary OP Units. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(z)     The Securities have been, or prior to the first Settlement Date will be, approved for listing on the NYSE.

(aa)    The Company is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock and Series A Preferred Stock on the NYSE, and there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock and Series A Preferred Stock.

(bb)    KPMG LLP, who has certified the financial statements of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) (the “PCAOB”).

(cc)    Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company, the Operating Partnership nor any of their subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction, in each case that is material to the Company and its subsidiaries, taken as a whole, that is not in the ordinary course of business; (ii) neither the Company, the Operating Partnership nor any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) except for the regular quarterly dividends on the Common Stock and Series A Preferred Stock in amounts per share that are consistent with past practice, neither the Company, the Operating Partnership nor any of their subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or the Operating Partnership or any material change in the indebtedness of the Company or the Operating Partnership (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)    All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations.

(ee)    The Securities are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE, and the Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ff)    Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor the Operating Partnership has taken, and neither will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities or for any other purpose.

(gg)    The Company, the Operating Partnership and each of their subsidiaries have filed, or are within legal extension periods with respect to, all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), which filed returns are complete and correct in all material respects, and none of the Company, the Operating Partnership or any of their subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement and the Prospectus, all tax deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On each Settlement Date, all stock transfer and other taxes that are required to be paid in connection with the sale of the Securities to be sold by the Company to the Manager will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(hh)    Except as set forth in the Registration Statement and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or security holder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(ii)    Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(jj)    Each of the Company, the Operating Partnership and their subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement and the Prospectus or (ii) such as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect. All property (real and personal) held under lease by the Company, the Operating Partnership and their subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as would not, individually or in the aggregate, be materially burdensome to the use of the property or the conduct of the business of the Company and the Operating Partnership or reasonably be expected to have a Material Adverse Effect.

(kk)    Each of the Company, the Operating Partnership and their subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Operating Partnership and their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, except when the revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    The financial statements of the Company, together with the related notes thereto, set forth in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Company as of the dates indicated and such financial statements and related notes thereto have been prepared in conformity with United States generally accepted accounting principles and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not disclosed in the Registration Statement and the Prospectus. All disclosures contained in the Registration Statement and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, if any, fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), it being understood that the Company is not required as of the date hereof to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act and all rules and regulations of the Commission promulgated thereunder. Except as disclosed in the Registration Statement and the Prospectus, there have been no material changes in internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

(nn)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(oo)    The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(pp)    Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, any officer of the Adviser, the Operating Partnership or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; and the Company, the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(qq)    Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, the Operating Partnership, any of the their subsidiaries, or any director, officer, employee, agent or affiliate of the Company, the Operating Partnership or any of their subsidiaries, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC (including, without limitation, the Ukraine-/Russia-related/Sectoral Sanctions Identification List sanctions program), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea Region of Ukraine (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, advisor, investor or otherwise) of Sanctions. Since its inception, neither the Company nor any of its subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(rr)    The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(ss)    No labor problem or dispute with the employees of the Company, the Operating Partnership or any of their subsidiaries exists, or, to the knowledge of the Company and the Operating Partnership, is threatened or imminent, except for such problems or disputes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Operating Partnership are not aware that any key employee or significant group of employees of the Company, the Operating Partnership or any of their subsidiaries plans to terminate employment with the Company, the Operating Partnership or any of their subsidiaries. Neither the Company, the Operating Partnership nor any of their subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, the Operating Partnership or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company and the Operating Partnership, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership or any of their subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (ii) to the knowledge of the Company and the Operating Partnership, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of their subsidiaries.

(tt)    The Company, the Operating Partnership and their subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, the Operating Partnership nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company, the Operating Partnership nor any of their subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company or the Operating Partnership, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu)    The Company has directors’ and officers’ insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary to protect the Company’s directors and officers; and the Company has no reason to believe that it will not be able to renew its existing directors’ and officers’ insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. Other than directors’ and officers’ insurance, the Company has no other insurance policies.

(vv)    Each of the Company, the Operating Partnership and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company, the Operating Partnership or their subsidiaries as now conducted or as proposed in the Prospectus to be conducted, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Operating Partnership have created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain such licenses or rights to use any such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim pending against the Company, the Operating Partnership or their subsidiaries with respect to any Intellectual Property and the Company, the Operating Partnership and their subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Partnership or any of their subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(ww)    To the Company’s knowledge, there are no affiliations or associations between (i) any participating member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement and the Prospectus.

(xx)    Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company, the Operating Partnership and their subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Operating Partnership and their subsidiaries are in compliance in all material respects with ERISA and all other applicable state and federal laws; (B) no “reportable event” (as defined in 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries; (C) no “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (D) neither the Company, the Operating Partnership nor their subsidiaries has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code; and (E) each “employee benefit plan” established or maintained by the Company, the Operating Partnership and their subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(yy)    The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(zz)    Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Engagement Letter) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(aaa)    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities that have not been satisfied or heretofore waived in writing.

(bbb)    The statements included in the Registration Statement and the Prospectus under the headings “Prospectus Supplement Summary—Our Manager,” “The Offering—Restrictions on Ownership,” “Description of Capital Stock,” and “Material U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ccc)    Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ddd)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(eee)    Commencing with its taxable year ended December 31, 2020, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its planned method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(fff)    Except as disclosed in the Registration Statement and the Prospectus, including the terms of Series A Preferred Stock, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on its capital stock or membership interests.

(ggg)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except under the Loan and Security Agreements or as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hhh)    To the Company’s knowledge, all of the information provided to the Manager or to counsel for the Manager by the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, correct and complete.

(iii)    Except as described in the Registration Statement and the Prospectus, the Company does not (i) have any material lending or other relationship with the Manager or any affiliate of the Manager or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Manager or any affiliate of the Manager.

(jjj)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for such failures as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(kkk)    Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company, the Operating Partnership or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that have not been satisfied or heretofore waived in writing.

Any certificate signed by any officer or any authorized representative of the Company or the Operating Partnership and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Manager as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 6	REPRESENTATIONS AND WARRANTIES BY THE ADVISER.

The Adviser represents and warrants to the Manager as of the date hereof and as of each Representation Date on which certificates are required to be delivered pursuant to Section 8(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Manager, as follows:

(a)    The information regarding the Adviser, set forth under the heading “Prospectus Supplement Summary—Our Manager,” in the Registration Statement and the Prospectus (collectively, the “Adviser Disclosures”) is true and correct in all material respects.

(b)    The Adviser has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Amended Management Agreement; and the Adviser is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)    This Agreement has been duly authorized, executed and delivered by the Adviser.

(d)    The Amended Management Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding agreement of the Adviser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

(e)    The limited partnership interests of the Adviser are owned by NexPoint Advisors, L.P., free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f)    The Adviser is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Adviser with its obligations hereunder have been duly authorized by all necessary limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the limited partnership agreement or other organizational documents of the Adviser or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations.

(g)    Except as disclosed in the Registration Statement or the Prospectus, (i) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations hereunder; and (ii) the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h)    Neither the Adviser nor any partner, officer, or employee of the Adviser nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser has taken any action directly or indirectly that would result in a violation of the Anti-Corruption Laws. The Adviser has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(i)    The operations of the Adviser are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws.

(j)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement or the Prospectus.

(k)    The Adviser has not been notified that any executive officer of the Company or the Adviser plans to terminate his, her or their employment with his, her or their current employer. Neither the Adviser nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Adviser, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser as described in the Registration Statement and the Prospectus, unless a waiver in writing has been obtained.

(l)    The Adviser operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company or the Operating Partnership pursuant to its duties set forth in the Amended Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(m)    The duties of the Adviser set forth in the Amended Management Agreement and disclosed in the Registration Statement and the Prospectus are not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder.

(n)    The Adviser has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Adviser and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Adviser to the Manager as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 7	SALE AND DELIVERY; SETTLEMENT.

(a)    Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Manager’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by the Manager of an Acceptance, as the case may be, and unless the sale of the Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Securities, (ii) the Manager will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 7 and (iii) the Manager shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold will be equal to the aggregate offering price received by the Manager at which such Securities were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c)    Delivery of Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Securities being sold by crediting the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11 hereto, it will (i) hold the Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. If the Manager breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Securities delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with interest, have been fully paid.

(d)    Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Manager may request in writing at least one (1) full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Manager shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f)    Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Manager or the respective Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Manager or one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Manager or any Alternative Managers to sell have been sold.

(g)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Manager given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Manager shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, (ii) at any time during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) and ending on the Announcement Date, (iii) except as provided in Section 7(h) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h)    If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager (ii) provide the Manager with the officers’ certificate, opinions/letters of counsel and accountants’ letters called for by Sections 8(o), (p), (q), (q), and (s) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 8(m) hereof and (iv) file such Earnings 8-K with the Commission prior to the commencement of any offer, sale or delivery of Securities during such period. The provisions of clause (ii) of Section 7(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letters pursuant to this Section 7(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) other than as set forth in this Section 7(h), this Section 7(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 7(h), which shall have independent application.

SECTION 8	COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

Each of the Company and the Operating Partnership jointly and severally covenants with the Manager as follows:

(a)    Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Manager of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of the Manager any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Manager may be necessary or advisable in connection with the distribution of the Securities by the Manager (provided, however, that the failure of the Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Manager within a reasonable period of time before the filing and the Manager has not reasonably objected thereto (provided, however, that the failure of the Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)    Notice of Commission Stop Orders. The Company will advise the Manager, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Manager and its respective counsel (at the expense of the Company), on or before its respective due dates, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Manager may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Manager to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will, subject to Section 8(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Manager, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f)    Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g)    Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i)    Filings with the NYSE. The Company will timely file with the NYSE all material applications, documents, forms, agreements and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)    Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. During any Selling Period, the Company shall provide the Manager notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock or Series A Preferred Stock (other than Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of redemption rights, options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Manager in advance.

(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager pursuant to this Agreement.

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Manager, or its respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Manager may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o)    Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date and each time the Company:

(i)    files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)    files an Annual Report on Form 10-K under the Exchange Act;

(iii)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)    files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each such date of filing of one or more of the documents referred to in clauses (i) through (iv) and any time of request pursuant to this Section 8(o) shall be a “Representation Date”), each of the Company, the Operating Partnership and the Advisor, shall furnish the Manager with certificates, in the form attached hereto as Exhibits D-1 and D-2 as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide certificates under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Manager with certificates under this Section 8(o), then before the Company delivers the Placement Notice or the Manager sells any Securities, the Company shall provide the Manager with certificates, in the form attached hereto as Exhibits D-1 and D-2, dated the date of the Placement Notice.

(p)    Opinion of Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits D-1 and D-2 for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion and a 10b-5 statement of Winston & Strawn LLP, counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion and 10b-5 statement is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 8(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits D-1 and D-2 for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion of Winston & Strawn LLP, tax counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date by which the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a Reliance Letter to the effect that the Manager may rely on a prior opinion delivered under this Section 8(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)    Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits D-1 and D-2 for which no waiver is applicable, the Manager shall have received the favorable opinion of Ballard Spahr LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a Reliance Letter to the effect that the Manager may rely on a prior opinion delivered under this Section 8(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s)    Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver certificates in the form attached hereto as Exhibits D-1 and D-2 for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Manager a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Manager; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(u)    Compliance with Laws. The Company, the Operating Partnership and each of their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w)    [Reserved.]

(x)    [Reserved.]

(y)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(z)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Manager under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(aa)    Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

SECTION 9	PAYMENT OF EXPENSES.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Manager, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Manager, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 8(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto up to an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Manager of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Manager to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $10,000 and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)    Termination of Agreement. If this Agreement is terminated by the Manager in accordance with the provisions of Section 10 or Section 13(a) (i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Manager and the Alternative Managers for all reasonable out of pocket expenses, including reasonable fees and disbursements of counsel incurred by the Manager and the Alternative Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements, unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however that the expenses shall not exceed an aggregate amount under this Agreement and the Alternative Distribution Agreements of $100,000.

SECTION 10	CONDITIONS OF THE OBLIGATIONS OF THE MANAGER.

The obligations of the Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. The Manager shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries considered as one enterprise.

(e)    Opinion of Counsel for Company and the Operating Partnership. The Manager shall have received the favorable opinion of Winston & Strawn LLP, counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 8(p) on the date on which such delivery of such opinion is required pursuant to Section 8(p).

(f)    Opinion of Tax Counsel for Company and the Operating Partnership. The Manager shall have received the favorable opinions of Winston & Strawn LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 8(q) on the date on which such delivery of such opinion is required pursuant to Section 8(q).

(g)    Opinion of Maryland Counsel for the Company. The Manager shall have received the favorable opinions of the Ballard Spahr LLP, Marlyand counsel for the Company, required to be delivered pursuant to Section 8(r) on the date on which such delivery of such opinion is required pursuant to Section 8(r).

(h)    Opinion of Counsel for the Manager. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Manager as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which no waiver is applicable, the Manager shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for the Manager, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Manager, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton Andrews Kurth LLP may rely as to matter involving the laws of the State of Maryland upon the opinion of Ballard Spahr LLP referred to in Section 8(r).

(i)    Representation Certificate. The Manager shall have received the certificates required to be delivered pursuant to Section 8(o) on the date on which delivery of such certificate is required pursuant to Section 8(o).

(j)    Accountant’s Comfort Letters. The Manager shall have received the Comfort Letters required to be delivered pursuant to Section 8(s) on the date on which such delivery of such Comfort Letters are required pursuant to Section 8(s).

(k)    Approval of Listing. The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(m)    Additional Documents. On each date on which the Company is required to deliver certificates pursuant to Section 8(o), counsel for the Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)    Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that, in the case of any termination of this Agreement, Sections 5, 6, 11, 12, 17, 21 and 22 hereof, shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement.

SECTION 11	INDEMNIFICATION.

(a)    Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Manager, each of its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), each of its selling agents and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)    Indemnification by the Manager. The Manager agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Manager contained in subsection (a) of this Section 11, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 11(a) above, counsel to the indemnified parties shall be selected by the Manager and, in the case of parties indemnified pursuant to Section 11(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 11 or Section 12 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 12	CONTRIBUTION.

If the indemnification provided for in Section 11 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, the total net proceeds from the offering of the Issuance Securities for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the Aggregate Sales Price of the Issuance Securities, and (b) in the case of Manager, the total commissions received by the Manager bear to the aggregate public offering price of the Issuance Securities.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Operating Partnership and the Manager agrees that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 12, the Manager shall not in any event be required to contribute any amount in excess of the amount by which the total price at which the Issuance Securities sold by such Manager pursuant to this Agreement, exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 12, each person, if any who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Manager’s Affiliates and selling agents shall have the same rights to contribution as the Manager and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs.

For purposes of this Section 12, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 13	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or each of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager or any of its Affiliates or selling agents, any person controlling the Manager or its respective officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership, and shall survive delivery of the Securities to the Manager and shall survive delivery and acceptance of the Securities and payment therefor and any termination of this Agreement.

SECTION 14	TERMINATION OF AGREEMENT.

(a)    Termination; General. The Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries whether or not arising in the ordinary course of business, or if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Manager, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. Subject to Section 14(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)    Termination by the Manager. Subject to Section 14(f) hereof, the Manager shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Manager or the Alternative Managers on the terms and subject to the conditions set forth herein or the Alternative Distribution Agreements with an aggregate Sales Price equal to the Maximum Amount.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement.

(g)    Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 15	NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)    Notices to the Company or the Operating Partnership shall be directed to:

NexPoint Real Estate Finance, Inc.

300 Crescent Court, Suite 700

Dallas, TX 75201

Attention: Brian Mitts

with a copy to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Charles T. Haag

(b)    Notices to the Adviser shall be directed to:

NexPoint Real Estate Advisors VII, L.P.

300 Crescent Court, Suite 700

Dallas, TX 75201

Attention: Brian Mitts

with a copy to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Charles T. Haag

(c)    Notices to the Manager shall be directed to:

[NAME]

[STREET ADDRESS]

[CITY, STATE ZIP]

Attention: [●]

with a copy to:

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, VA 23219

Attention: James V. Davidson

SECTION 16	PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Manager, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Section 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 17	ADJUSTMENTS FOR SHARE SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 18	GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19	EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20	RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Securities and/or the offering that differ from the views of their respective investment banking divisions.

SECTION 21	PERMITTED FREE WRITING PROSPECTUSES.

Each of the Company and the Operating Partnership represent, warrant and agree that, unless it obtains the prior consent of the Manager, and the Manager, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Manager or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 22	ABSENCE OF FIDUCIARY RELATIONSHIP.

Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)    the Manager is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Manager, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Manager has advised or is advising the Company and/or the Operating Partnership on other matters, and the Manager does not have any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)    the public offering price of the Securities set forth in this Agreement was not established by the Manager;

(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)    it is aware that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Manager has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)    the Manager and its affiliates may engage in trading in the Common Stock and Series A Preferred Stock for its own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g)    it waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

SECTION 23	CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24	PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 25	WAIVER OF JURY TRIAL.

Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 26	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 27	AMENDMENTS AND WAIVERS.

Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 28	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)    In the event that the Manager is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Manager is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 27, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Operating Partnership and the Adviser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Adviser, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

NEXPOINT REAL ESTATE FINANCE, INC.

By:
Name:
Title:

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

By:	NexPoint Real Estate Finance Operating Partnership GP, LLC

By:
Name:
Title:

NEXPOINT REAL ESTATE ADVISORS VII, L.P.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[NAME], as Manager

By:
Name:
Title:

EXHIBIT A

FORM OF PLACEMENT NOTICE

_______________ ____, 20__

[NAME]

[ADDRESS]

[CITY, STATE ZIP]

Attention:	[_________________]
(facsimile number: [_________________])

Email:	[______________________]

Reference is made to the Equity Distribution Agreement among NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), NexPoint Real Estate Advisors VII, L.P., a Delaware limited partnership, NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership, NexPoint Real Estate Advisors VII, L.P. , a Delaware limited partnership, and [NAME] (in its capacity as agent for the Company in connection with the offering and sale of any Securities thereunder, “Manager”), dated as of March [●], 2022 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to an “Issuance”. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Selling Period:

First Date of Selling Period:

Maximum Number of Securities to be Sold:

Issuance Amount: $

Floor Price (Adjustable by Company during the Selling Period, and in no event less than $1.00 per share): $ per share

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

[NAME], as Manager

Name	Email

With a copy to: [●]

NexPoint Real Estate Finance, Inc.

Name	Email
Brian Mitts	bmitts@nexpoint.com
Matt McGraner	mmcgraner@nexpoint.com

B-1

EXHIBIT C

COMPENSATION

The Manager shall be paid compensation at a mutually agreed rate, not to exceed 1.5% of the gross sales price of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

OFFICERS’ CERTIFICATE OF THE COMPANY AND THE OPERATING PARTNERSHIP

D1-1

EXHIBIT D-2

OFFICERS’ CERTIFICATE OF THE ADVISER

D2-1

EXHIBIT E

FORM OF CORPORATE OPINION OF
WINSTON & STRAWN LLP

E-1

EXHIBIT F

FORM OF TAX OPINION OF WINSTON & STRAWN LLP

F-1

EXHIBIT G

FORM OF OPINION OF BALLARD SPAHR LLP

G-1

EXHIBIT H

PERMITTED FREE WRITING PROSPECTUS

None.

H-1